Exhibit 10.4

SUSSER HOLDINGS CORPORATION
2013 Equity Incentive Plan
Stock Option Agreement
THIS AGREEMENT (the “Agreement”) is made between Susser Holdings Corporation, a Delaware corporation (the “Company”), and the individual to whom the corresponding Grant (as hereinafter defined) is made (hereinafter, the “Participant”), as of the date of Grant acceptance:
RECITALS:
WHEREAS, the Company has adopted the 2013 Equity Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant the option to purchase Shares provided for herein (the “Option”) to the Participant pursuant to the Plan and the terms set forth herein.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.	Grant of the Option
On the terms and conditions set forth in this Agreement, the Option shall represent the right of the Participant to purchase a number of Shares at an Exercise Price (subject to the adjustment provisions in the Plan) as set forth below. The Option is not intended to be treated as an Incentive Stock Option that complies with Section 422 of the Code.

(a)
Option Grant. The number of shares of Common Stock (“Shares”) subject to the Option, the Date of Grant of the Option, the expiration date of the Option, the vesting schedule of the Option and the Exercise Price thereof (collectively, the terms of the “Grant”) shall be as set forth in the Grant Award Notification delivered to the Participant and shall be subject to any other, or further, limitations or provisions applicable to the Grant as noted in such Grant Award Notification.

(b)
Death or Disability. If the Participant's Service with the Company or any of its Subsidiaries is terminated as a result of death or Disability, then any portion of the Option that would have vested had the Participant remained in Service until the first anniversary of the date of the Participant's termination of Service shall vest on the termination date. “Disability” means (x) if the Participant has an effective employment agreement, service agreement or other similar agreement with the Company or a Subsidiary that defines “Disability” or a like term, the meaning set forth in such agreement at the time of the Participant's termination or, (y) in the absence of such definition, the inability of the Participant to perform his duties for six (6) consecutive months as a result of incapacity due to a physical or mental disability, as determined by the Committee.

(c)
Change in Control. If (i) a Change in Control occurs prior to the Participant becoming fully vested in the Option, and (ii) the Participant's Service with the Company any of its Subsidiaries or any acquiring or surviving entity is terminated by the Company or its Subsidiaries without Cause or by the Participant for Good Reason, in each case, on or within one (1) year of the date of such Change in Control, then, as of the date of such termination, any service-based vesting conditions shall be waived. “Good Reason” means (x) if the Participant has an effective employment agreement, service agreement or other similar agreement with the Company or a Subsidiary that defines “Good Reason” or a like term, the meaning set forth in such agreement at the time of the Participant's resignation or, (y) in the absence of such definition, (A) a material reduction in the Participant's rate of base salary or bonus opportunity (expressed as a percentage of base salary) compared to the Participant's rate of base salary or bonus opportunity in effect immediately prior to the Change in Control, or (B) a relocation of the Participant's principal place of employment to a location that is more than fifty (50) miles from the Participant's principal place of employment immediately prior to the Change in Control.

2.	Exercise of Option

(a)
Notice of Exercise. The Participant or the Participant's representative may exercise the Option, to the extent vested, (i) electronically, in such manner as may be provided for via internet website maintained by the Company's third-party Plan administrator or (ii) by giving written notice to the Company, in a form provided by the Committee, specifying the election to exercise the Option, the number of Shares for which it is being exercised and the form of payment. The notice of exercise shall be signed by the person exercising the Option. In the event that the Option is being exercised by the Participant's representative, the notice shall be accompanied by proof (satisfactory to the Committee) of the representative's right to exercise the Option. The Participant or the Participant's representative shall deliver to the Committee, at the time of giving the notice, payment in a form permissible under Section 3 of this Agreement for the full amount of the Purchase Price and applicable withholding taxes as provided below.

(b)
Securities Laws Requirements. No Shares will be issued or transferred pursuant to this Agreement unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Shares may be listed, have been fully met. As a condition precedent to the issuance of Shares pursuant to this Agreement, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any Shares issuable pursuant to this Agreement as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the Shares are being acquired only for investment purposes and without any current intention to sell or distribute such Shares.

(c)
Issuance of Common Stock. After satisfying all requirements with respect to the exercise of the Option, the Committee shall cause to be issued (in un-certificated form, upon the books of the Company's transfer agent) the Shares as to which the Option has been exercised, registered in the name of the person exercising the Option (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship). Neither the Company nor the Committee shall be liable to the Participant for damages relating to any delays in issuing the Shares to him or any mistakes or errors in the issuance of the Shares.

(d)
Withholding Requirements. As a condition to the exercise of the Option, the Participant shall make such arrangements as the Committee may require for the satisfaction of any Federal, state, local or foreign withholding tax obligations that may arise in connection with the Option.

3.	Payment for Shares

(a)	Purchase Price. The purchase price of the Option shall be the Exercise Price multiplied by the number of Shares with respect to which the Option is being exercised (the “Purchase Price”).

(b)	Cash or Check. All or part of the Purchase Price may be paid in cash or by personal check.

(c)
Brokered Cashless Exercise. To the extent permitted by applicable law and unless otherwise provided by the Committee, all or part of the Purchase Price may be paid from the proceeds of a sale through a broker on the date of exercise of some or all of the Shares to which the exercise relates. In such case, the Company shall have received a properly executed exercise notice, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds to pay the aggregate purchase price, and, if requested, the amount of any Federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements or coordinate procedures with one or more brokerage firms.

(d)	Other Methods of Payment for Shares. At the sole discretion of the Committee, all or any part of the Purchase Price may be paid by one or more of the following methods:

(i)
Surrender of Stock. By surrendering, or attesting to the ownership of, Shares that are already owned by the Participant free and clear of any restriction or limitation, unless the Committee specifically agrees to accept such Shares subject to such restriction or limitation. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date of the applicable exercise of the Option. The Participant shall not surrender, or attest to the ownership of, Shares in payment of the Purchase Price (or withholding) if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to this option for financial reporting purposes that otherwise would not have occurred.

(ii)
Net Exercise. By reducing the number of Shares otherwise deliverable upon the exercise of the Option by the number of Shares having a Fair Market Value equal to the amount of the Purchase Price and withholding requirements permitted to be so paid by the Company.

The Committee shall notify the Participant if and when it shall make such other payment method available to the Participant. Should the Committee exercise its discretion to permit the Participant to exercise the Option in whole or in part in accordance with this Section 3(c), it shall have no obligation to permit such alternative exercise with respect to any remaining portion of the Option or with respect to any other option to purchase Shares held by the Participant.

4.	Termination of Service

(a)	Termination of Service. If a Participant's Service terminates for any reason, then the exercise period for the Option shall expire on the earliest of the following occasions:

(i)	The expiration date set forth in the Grant Award Notification;

(ii)	The date that is sixty (60) days after the termination of the Participant's Service for any reason other than death or Disability;

(iii)	The date that is six (6) months after the termination of the Participant's Service by reason of Disability;

(iv)	The date that is twelve (12) months after the termination of the Participant's Service due to the Participant's death; or

(v)	The date of termination of the Participant's Service if such termination is for Cause.

A Participant (or in the case of the Participant's death or Disability, the Participant's representative) may exercise all or part of the Participant's Option at any time before the expiration of such Option under the preceding sentence, but only to the extent that such Option has become vested pursuant to Section 1 of this Agreement on or before the date Participant's Service terminates. Except as otherwise set forth in Section 4(b) and Section 4(c) below, any unvested portion of the Option shall be forfeited when the Participant's Service terminates.

(b)
Termination for Cause; Proscribed Conduct. Unless otherwise set forth in an effective employment, service or similar agreement between the Participant and the Company or any of its Subsidiaries, if (A) the Participant's Service is terminated for Cause or (B) after termination of Service for any other reason, the Committee determines in its discretion either that, (1) during the Participant's period of Service, the Participant engaged in an act which would have warranted termination from Service for Cause or (2) after termination, the Participant engaged in Proscribed Conduct or other conduct that violates any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary, the Participant shall forfeit all shares of Common Stock (including vested shares) that the Participant acquired pursuant to this Grant and, to the extent that the Participant sold or otherwise disposed of such shares, any gain realized by the Participant from the sale or disposition of such shares shall be paid by the Participant to the Company upon notice from the Company, subject to applicable state law. Such gain shall be determined in accordance with Section 13.3(a) of the Plan and such gain may be offset against other amounts owed to the Participant in accordance with Section 13.3(a) of the Plan.

(c)
Definition of Proscribed Conduct. “Proscribed Conduct” means (i) during the one (1) year period following termination of Service, a Participant's (A) unauthorized disclosure of confidential information relating to the Company or its Subsidiaries, (B) directly or indirectly engaging in, or owning or controlling any interest in, or acting as a director, officer or employer of, or consultant to or otherwise being employed by any business engaged in the operation of convenience stores, wholesale fuel distribution or any other business conducted by the Company or any Subsidiary or affiliate in any county in which the Company operates on the date of the Participant's termination of Service, (C) hiring, directly or indirectly, any individual who was an employee of the Company or its Subsidiaries within the twelve (12) month period prior to the date the Participant hires such individual, or soliciting or inducing, directly or indirectly, any such individual to terminate his or her Service with the Company or its Subsidiaries, or (D) causing, inducing or encouraging any actual or prospective client, customer, supplier, dealer or licensor of the Company or any other Person who has a business relationship with the Company or any Subsidiary or affiliate to terminate or modify any such actual or prospective relationship or (ii) a breach by the Participant of any non-competition, non-solicitation, confidentiality or similar restrictive covenants contained in any employment, service or other similar agreement between the Participant and the Company or any Subsidiary.

(d)
Leaves of Absence. For any purpose under this Agreement, Service shall be deemed to continue while the Participant is on a bona fide leave of absence, if such leave was approved by the Company in writing or if continued crediting of Service for such purpose is expressly required by the terms of such leave (as determined by the Committee) or by applicable law.

5.	Transfer of Option

(a)
General. The Option shall be exercisable during the Participant's lifetime, only by the Participant or by the Participant's guardian or legal representative. Except as otherwise provided in Section 5(b) below, the Option and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) other than by beneficiary designation, will or the laws of descent and distribution and shall not be subject to sale under execution, attachment, levy or similar process.

(b)
Permitted Transfers. Subject to the approval of the Committee, the Participant shall be permitted to transfer the Option, in connection with his or her estate plan, to the Participant's spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons.

6.	Adjustment of Shares

In the event of any change with respect to the outstanding shares of Common Stock of the Company, the Option may be adjusted in accordance with Section 4.5 of the Plan.

7.	Miscellaneous Provisions

(a)
Rights of a Shareholder of the Company. Neither the Participant nor the Participant's representative shall have any rights as a shareholder of the Company with respect to any Shares subject to the Option until the Participant or the Participant's representative becomes entitled to receive such Shares by (i) filing a notice of exercise, (ii) paying the Purchase Price and withholding obligation as provided in this Agreement, (iii) the Company issuing the Shares and entering the name of the Participant in the register of shareholders of the Company as the registered holder of such Shares, and (iv) and satisfying such other conditions as the Board or the Committee shall reasonably require.

(b)
No Right to Continued Employment. Nothing in this Agreement or the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without Cause.

(c)
Transfer Restrictions. The Shares purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, and any applicable Federal or state laws, and the Committee may cause orders or designations to be placed upon the books and records of the Company's transfer agent to make appropriate reference to such restrictions.

(d)
Notification. Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

(e)
Entire Agreement. This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(f)	Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(g)
Restrictive Covenants. The Participant agrees and acknowledges that the provisions of Section 3(b) of this Agreement are reasonable and appropriate (including the remedies set forth therein) and hereby covenants to comply with the requirements thereof.

(h)
Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant's assigns and the legal representatives, heirs and legatees of the Participant's estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be join herein and be bound by the terms hereof.

(i)
Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

(j)	Amendment. This Agreement shall not be amended unless such amendment is agreed to in writing by both the Participant and the Company.

(k)	Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of Delaware, as such laws are applied to contracts entered into and performed in such jurisdiction.

(l)
Signature in Counterparts. This Agreement may be signed in counterparts, manually, or electronically, and each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

By accepting this Grant (as the Participant), I acknowledge and agree that this Stock Option award is granted under and governed by the terms of the Susser Holdings Corporation 2013 Equity Incentive Plan, which is attached to and made a part of this document. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. By electronically selecting the “Accept” button in connection with the Grant, I hereby agree to the terms and conditions set forth in this Agreement and understand that my acceptance shall act as my electronic signature to, and on, this Agreement, and it is my intent that the same shall be binding upon me as if I had delivered a copy of this Agreement to Susser Holdings, originally executed below by my own hand, as of the date of said acceptance.

PARTICIPANT		SUSSER HOLDINGS CORPORATION

[Via Electronic Signature]	By:	/s/ E.V. Bonner, Jr.
E.V. Bonner, Jr., Executive Vice President